Exhibit 10.23

                              CONSULTING AGREEMENT

      This agreement is entered into this 29th day of March 2004 by and between Chardan China Acquisition Corp. ("Chardan"), a Delaware, United States corporation, and Wuxi Glass Limited ("Wuxi Glass"), a BVI corporation. [NOTE:
Name subsequently changed to Best of the Best.]

      RECITALS

      Chardan is a publicly traded company that has as its stated purpose identifying and engaging in a business combination with a Chinese business. In order to do so, Chardan will require assistance in evaluating several Chinese businesses as candidates for the business combination (the "Merger Candidates") in order to select the most desirable one from among them.

      Wuxi Glass is a Chinese consulting company that offers a variety of services that will enable it to perform the evaluations of the Merger Candidates for Chardan, among other things.

      Chardan wishes to hire Wuxi Glass and Wuxi Glass wishes to be employed by Chardan in order to perform evaluations of the Merger Candidates and other services, all on the terms and conditions set forth in this Agreement.

                                    AGREEMENT

      NOW, THEREFORE, the parties agree as follows:

      1. Retention of Wuxi Glass as Consultant. Chardan hereby retains, and Wuxi Glass hereby accepts, retention by Chardan, as a consultant.

      2. Services to be Performed by Wuxi Glass. As consultant for Chardan, Wuxi Glass shall perform the following services (the "Services"):

            (a) Assisting Chardan in identifying potential Merger Candidates;

            (b) Making sure that all confidentiality and no action letters provided by Chardan (attached as Appendix A and Appendix B) are executed by each Merger Candidate or advisor prior to entering into any negotiations;

            (c) Compiling preliminary summary information regarding each Merger Candidate (including Merger Candidates identified by parties other than Wuxi Glass) of a type and in a form prescribed by Chardan that will enable Chardan to select one or more Merger Candidates for more in depth analysis;

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            (d) Performing in-depth financial due diligence and analysis on those Merger Candidates selected by Chardan in order to verify the accuracy and completeness of the information provided and initially formatting that information in a manner _____________;

            (e) Recommending to Chardan, based on Wuxi Glass's knowledge of the final Merger Candidate, the most desirable structure for the candidate and for the business combination between Chardan and the candidate;

            (f) Performing an evaluation of the information of the Merger Candidate to assess its sufficiency for purposes of US corporate and securities requirements for legal and accounting purposes;

            (g) Assisting the Final Merger Candidate to meet the requirements identified by lawyers and accountants in final preparation for the business combination between Chardan and the final Merger Candidate; and

            (h) Providing ongoing support to Chardan and the final Merger Candidate through the merger process.

      3. Compensation Paid to Wuxi Glass. The total compensation payable to Wuxi Glass in exchange for the Services shall be the following:

            (a) Total Compensation. The total compensation payable to Wuxi Glass for all services rendered pursuant to this agreement shall be $250,000, payable in accordance with the following schedule:

            o $87,500 will be placed in a Chinese bank account within one week after the execution of this agreement. The account shall require a signature from an officer of Chardan and an officer of Wuxi Glass on all checks and drafts. This amount shall be disbursed in payments of $30,000, $30,000 and $27,500, the first being payable two weeks after the execution of this agreement and the second and third each two weeks following the prior payment.

            o $37,500 upon Chardan's hiring of an investment banker to assist it in the business combination with the final Merger Candidate or upon the public announcement of the intention to engage in a business combination with the final Merger Candidate. o $87,500 upon the approval by Chardan's shareholders of the proposed business combination.

            o $37,500 upon consummation of the approved business combination.

In the event that the proposed business combination with the final Merger Candidate is not completed, Wuxi Glass will remain obligated to continue providing the Services to the extent necessary, until the shareholders of Chardan approve a business combination between Chardan and a Merger Candidate. Such ongoing services shall be provided without payment of additional compensation by Chardan.

                                       2
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      4. Representations and Warranties of Wuxi Glass. Wuxi Glass represents and warrants that it has or will hire personnel that are capable of performing the Services at a level acceptable to Chardan.

      5. Termination. In the event that Chardan determines that Wuxi Glass cannot provide the Services at an acceptable level, it may terminate this agreement. In the event of such termination, Chardan shall be responsible only for the amount of compensation due up to the date of the termination.

      6. Expenses. The compensation provided for under Section 3, above, shall be the total compensation payable to Wuxi Glass, including expenses it incurs in connection with performing the services, except for the following expenses:

            o Professional (legal and accounting) fees, unless the professional is retained directly by Wuxi Glass, in which case Wuxi Glass shall be responsible for such fees;

            o International travel expenses, including meals, incurred at the request of Chardan; and

            o The difference between standard lodging costs and those incurred by Wuxi Glass at the request of Chardan and for its convenience.

      IN WITNESS WHEREOF, the parties have set their hands and seals as of the date first written above.

CHARDAN CHINA ACQUISITION CORP.     WUXI GLASS LIMITED


By: /S/ Huang Jiangnan                               By:   /S/ Wu Chong
         Huang Jiangnan                                       Wu Chong
Its:     Chief Executive                             Its:     Managing Director


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                   First Modification to Consulting Agreement
                               Dated 29 March 2004

      This First Modification ("Modification") to the Consulting Agreement dated March 29, 2004 ("Agreement") by and between Chardan China Acquisition Corp. ("Chardan") and Best of the Best (formerly Wuxi Glass Limited) ("Consultant"), dated June 16, 2005.

      Chardan recognizes that the consulting activities of Consultant pursuant to the Agreement have taken additional effort, time and expense on the part of Consultant, and Chardan agrees to increase the compensation of Consultant under the Agreement by the terms of this Modification for those efforts, time spent and expenses and Consultant agrees to accept the additional compensation as set forth herein in full satisfaction of the additional services provided and expenses incurred.

      The parties hereby agree that in addition to the cash compensation set forth in the Agreement, Chardan will issue or cause its successor to issue to Consultant, an aggregate of 200,000 shares of common stock of Chardan or its successor, such shares to be restricted stock, without registration rights. The shares will be issued upon consummation of a business combination by Chardan with another entity, as described in its prospectus dated March 16, 2004. If Chardan does not consummate such a business combination, Chardan will have no obligation to issue the shares. Consultant hereby represents that it is an accredited investor, as that term is defined under Regulation D under the United States securities laws, and that it is accepting the additional compensation shares for its own investment and not with a view towards distribution or resale, and that it has received information about Chardan and the transactions contemplated by Chardan, including a copy of Registration Statement 333.124705. Consultant hereby agrees that the share certificate may bear a restrictive legend and there may be stop transfer instructions on the shares.

      Consultant hereby agrees that in respect of the obligations that may be due by Chardan to Consultant, Consultant hereby waives all right to any of the moneys in the trust fund maintained by Chardan holding certain of the proceeds of its initial public offering, and that Consultant hereby agrees that it will not attempt to obtain, directly or indirectly, any of those funds for any reason, for itself or for any other person or entity. Consultant agrees that it will not pursue any legal or administrative action or attempt to register any lien or charge against the trust fund in any jurisdiction. This letter will be deemed admissible evidence of its waiver and agreement not to pursue any claim that would result in either a direct or indirect demand, claim, lien or charge on the trust fund or the monies therein.

         This Modification is hereby agreed and executed the date indicated above.


                                        Chardan China Acquisition Corp.


                                        By /S/ Richard Propper
                                                 Richard Propper,
                                                 Chairman

                                        Best of the Best


                                        By /S/ Wu Chong
                                                 Wu Chong
                                                 Managing Director

                   First Modification to Consulting Agreement
                               Dated 29 March 2004

         This First Modification ("Modification") to the Consulting Agreement dated March 29, 2004 ("Agreement") by and between Chardan China Acquisition Corp. ("Chardan") and Best of the Best (formerly Wuxi Glass Limited) ("Consultant"), dated June 16, 2005.

           Chardan recognizes that the consulting activities of Consultant pursuant to the Agreement have taken additional effort, time and expense on the part of Consultant, and Chardan agrees to increase the compensation of Consultant under the Agreement by the terms of this Modification for those efforts, time spent and expenses and Consultant agrees to accept the additional compensation as set forth herein in full satisfaction of the additional services provided and expenses incurred.

         The parties hereby agree that in addition to the cash compensation set forth in the Agreement, Chardan will issue or cause its successor to issue to Consultant, an aggregate of 200,000 shares of common stock of Chardan or its successor, such shares to be restricted stock, without registration rights. The shares will be issued upon consummation of a business combination by Chardan with another entity, as described in its prospectus dated March 16, 2004. If Chardan does not consummate such a business combination, Chardan will have no obligation to issue the shares. Consultant hereby represents that it is an accredited investor, as that term is defined under Regulation D under the United States securities laws, and that it is accepting the additional compensation shares for its own investment and not with a view towards distribution or resale, and that it has received information about Chardan and the transactions contemplated by Chardan, including a copy of Registration Statement 333.124705. Consultant hereby agrees that the share certificate may bear a restrictive legend and there may be stop transfer instructions on the shares.

         Consultant hereby agrees that in respect of the obligations that may be due by Chardan to Consultant, Consultant hereby waives all right to any of the moneys in the trust fund maintained by Chardan holding certain of the proceeds of its initial public offering, and that Consultant hereby agrees that it will not attempt to obtain, directly or indirectly, any of those funds for any reason, for itself or for any other person or entity. Consultant agrees that it will not pursue any legal or administrative action or attempt to register any lien or charge against the trust fund in any jurisdiction. This letter will be deemed admissible evidence of its waiver and agreement not to pursue any claim that would result in either a direct or indirect demand, claim, lien or charge on the trust fund or the monies therein.

         This Modification is hereby agreed and executed the date indicated above.


                                    Chardan China Acquisition Corp.


                                    By /S/ Richard Propper
                                           Richard Propper,
                                           Chairman

                                    Best of the Best


                                    By ?S/ Wu Chong
                                           Wu Chong
                                           Managing Director